Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104793


               IMPORTANT INFORMATION REGARDING ENCLOSED MATERIALS

To the Stockholders of F&M Bancorp:

F&M Bancorp and Mercantile Bankshares Corporation entered into an agreement and plan of merger dated as of March 13, 2003. Assuming all conditions to the merger agreement are satisfied or waived prior to the closing, we expect to close the merger on or about August 12, 2003. Pursuant to the merger agreement, you are entitled to elect to receive shares of Mercantile common stock, cash or a combination of both in exchange for your shares of F&M Bancorp common stock.

To vote on the merger, please complete, date, sign, and return the enclosed Proxy Card today in the enclosed WHITE envelope AND to make your election, please fill out the Election Form/Letter of Transmittal and return it, along with your F&M Bancorp stock certificate(s) in the enclosed GREEN envelope. PLEASE DO NOT MAIL THE PROXY CARD AND THE ELECTION FORM / LETTER OF TRANSMITTAL IN THE SAME ENVELOPE.

PROXY CARD

We are enclosing a Proxy Card for you to vote "FOR" approval of the merger agreement. Your vote is important no matter how many or how few shares you may own. Please complete, date, sign, and return the enclosed Proxy Card today in the enclosed WHITE envelope.

ELECTION OF MERGER CONSIDERATION

Also we are enclosing materials that enable you to elect the form of consideration you would prefer to receive in exchange for your shares of F&M Bancorp common stock. The Election Deadline is 5:00 P.M., New York City Time, on August 11, 2003.

To make your election, please complete the Election Form/Letter of Transmittal and return it, along with your F&M Bancorp stock certificates in the enclosed GREEN envelope. Special instructions are provided to assist you in completing the form. Please follow these instructions carefully.

Questions regarding the completion of the Election Form/Letter of Transmittal or the delivery of your F&M Bancorp common stock certificate(s) should be directed to the Exchange Agent, American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

 ----------------------                         ELECTION FORM/LETTER OF TRANSMITTAL
 THE ELECTION                                  PLEASE SEE THE "MERGER CONSIDERATION
 DEADLINE IS 5:00 P.M.,                        ELECTION INFORMATION AND INSTRUCTIONS
 NEW YORK CITY TIME,                                BOOKLET" FOR INFORMATION AND
 ON AUGUST 11, 2003.                                     INSTRUCTIONS ABOUT
 ----------------------                                     THIS FORM
                                                     RETURN THIS FORM AND YOUR
                                                 F&M BANCORP STOCK CERTIFICATE(S)
                                       TO AMERICAN STOCK TRANSFER & TRUST COMPANY AS FOLLOWS:
BY MAIL, HAND OR OVERNIGHT COURIER:               ------------------------------                     BY FACSIMILE TRANSMISSION:
American Stock Transfer & Trust Co.                   DO YOU NEED ASSISTANCE?                   American Stock Transfer & Trust Co.
          59 Maiden Lane                          CALL AMERICAN STOCK TRANSFER &                         (718) 234-5001
        New York, NY 10038                                 TRUST COMPANY
                                                    1-877-248-6417 (TOLL FREE)                  TO CONFIRM FACSIMILE TRANSMISSIONS:
                                                  ------------------------------                  (For Eligible Institutions Only)
                                                                                                          1-877-248-6417
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SECTION 1. ABOUT YOU AND YOUR SHARES--INDICATE ADDRESS CHANGES AS NECESSARY BELOW
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Name and Address of Registered Holder(s)                    Description of Shares Surrendered
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                                                         |  Certificate Number(s):        |  Number of Shares:
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                                                         |                                |
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                                                         |                                |
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                                                         |                                |
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                                                         |                                |
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                                                         |  Total Certificated Shares:    |
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                                                         |  Total Book-Entry Shares:      |
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SECTION 2. ELECTION OPTIONS AND REQUIRED SIGNATURES--COMPLETE A, B AND C. ALL F&M BANCORP CERTIFICATES MUST ACCOMPANY THIS FORM
(EXCEPT AS SET FORTH IN SECTIONS 2 AND 5 OF THE INSTRUCTIONS). WHETHER YOU HOLD YOUR F&M BANCORP SHARES IN CERTIFICATED FORM OR IF
YOU HOLD THEM IN BOOK-ENTRY (i.e., THROUGH F&M BANCORP'S DIVIDEND REINVESTMENT PLAN), YOU MUST COMPLETE AND RETURN THIS
ELECTION FORM/LETTER OF TRANSMITTAL AS INSTRUCTED IN ORDER TO MAKE A VALID ELECTION FOR ALL OF YOUR SHARES OF F&M BANCORP COMMON
STOCK.
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A) OPTIONS--CHOOSE ONE

   [ ]  1. Exchange all F&M Bancorp         [ ] 2. Exchange all F&M Bancorp          [ ] 3. Exchange ____________
           shares for the CASH ELECTION            shares for the STOCK ELECTION            F&M Bancorp shares for the CASH ELECTION
                                                                                            and the remainder for the STOCK ELECTION

B) REQUIRED SIGNATURES--All F&M Bancorp stockholders must sign below. The stockholder whose Taxpayer Identification Number is printed above must sign the W-9.

x
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SIGNATURE OF STOCKHOLDER                                                                 DATE

x
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SIGNATURE OF STOCKHOLDER                                                                 DATE
(If joint account)

 (      )       -
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AREA CODE AND DAYTIME PHONE

THE SIGNATORY ABOVE APPLIES FOR REGISTRATION IN THE SHARE REGISTER OF MERCANTILE BANKSHARES CORPORATION AS THE OWNER OF SUCH NUMBER
OF REGISTERED SHARES RESULTING FROM THE EXCHANGE OF F&M BANCORP SHARES AND DECLARES THAT SUCH SIGNATORY HAS ACQUIRED THE REGISTERED
MERCANTILE COMMON STOCK, IF ANY, IN SUCH SIGNATORY'S OWN NAME AND FOR SUCH SIGNATORY'S OWN ACCOUNT. THE SIGNATORY ABOVE ALSO
ACKNOWLEDGES THAT THE DELIVERY OF THIS ELECTION FORM/LETTER OF TRANSMITTAL AND CERTIFICATE(S) REPRESENTING SURRENDERED SHARES OF F&M
BANCORP COMMON STOCK ENCLOSED HEREWITH WILL ONLY BE EFFECTED, AND THE RISK OF LOSS AND TITLE TO THE CERTIFICATE(S) WILL PASS, ONLY
WHEN SUCH MATERIALS ARE PROPERLY DELIVERED AND ACTUALLY RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, THE EXCHANGE AGENT.
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

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C. W-9 CERTIFICATION/ SUBSTITUTE FORM W-9 Please fill in your name and address below.

------------------------------------------------------------------------------------------------------------------------------------
Name                                                         Address (number and street)


------------------------------------------------------------------------------------------------------------------------------------
City                                                         State                                         ZIP Code

Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification

PART 1-- PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") BELOW AND CERTIFY THAT IT IS YOUR CORRECT TIN BY SIGNING AND
DATING BELOW

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PART 2 - Check this [ ] if you are exempt from backup withholding.

PART 3 - By signing below, you are certifying that you have not been notified by the Internal Revenue Service ("IRS") that you are subject to backup withholding as a result of a failure to report all interest and dividends or that the IRS has notified you that you are no longer subject to backup withholding. You must cross out this Part 3 if this certification does not apply to you.

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                  Taxpayer Identification Number, Social Security Number or Employer Identification Number

PART 4 - Check this [ ] if you are awaiting a TIN.

CERTIFICATION - Under penalties of perjury, I certify that: Item 1. The number shown on this form is my correct Taxpayer
Identification Number or I am waiting for a number to be issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office
or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, all reportable payments made to me thereafter will be subject to backup withholding at the applicable backup witholding rate; Item 2. I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and Item 3. I am a U.S. person (including U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

X
------------------------------------------------------------------------------------------------------------------------------------
Signature                                                    Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE BACKUP WITHOLDING RATE OF ANY
PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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SECTION 3. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS To be completed ONLY if stock certificate(s) and check is to be issued and mailed to someone OTHER than the registered holder(s) in Section 1. Your signature and a Signature Guarantee are required. The
Substitute W-9 above must be completed by the new account holder.

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Name                                              Address

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City                                                                             State                     ZIP Code

X
------------------------------------------------------------------------------------------------------------------------------------
Authorized Signature(s)                                          Date

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SECTION 4. SPECIAL DELIVERY INSTRUCTIONS To be completed ONLY if stock certificate(s) and check is to be issued to the registered holder(s) but mailed to an address OTHER than that in Section 1. Mail stock certificate(s) and check to:

------------------------------------------------------------------------------------------------------------------------------------
Name                                              Address

------------------------------------------------------------------------------------------------------------------------------------
City                                                                             State                       ZIP Code
X
------------------------------------------------------------------------------------------------------------------------------------
Authorized Signature(s)                                          Date

                                                      ----------------------------------------------------
                                                     |                                                    |
                                                     |                                                    |
                                                     |                                                    |
                                                     |                                                    |
                  MEDALLION STAMP                    |                                                    |
                                                     |                                                    |
                                                     |                                                    |
                                                     |                                                    |
                                                     |                                                    |
                                                      ----------------------------------------------------

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SECTION 5. NOTICE OF GUARANTEED DELIVERY
To be completed ONLY if you are not delivering your stock certificate(s) with this Election Form/Letter of Transmittal and will be completing the enclosed Notice of Guaranteed Delivery.

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Name                                              Address

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City                                                                             State                       ZIP Code

X
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Authorized Signature(s)                                          Date

                                   F&M BANCORP


       MERGER CONSIDERATION ELECTION INFORMATION AND INSTRUCTIONS BOOKLET

         This booklet provides answers to frequently asked questions, briefly describes your options for electing the type of consideration you will receive in the merger, and provides information and instructions on how to make your election. We urge you to read the instructions carefully and review the Frequently Asked Questions, as well as the enclosed Proxy Statement-Prospectus dated June 30, 2003. After reviewing these materials, complete the Election Form/Letter of Transmittal and send it in the enclosed GREEN envelope along with your stock certificate(s) to the Exchange Agent, American Stock Transfer & Trust Company. If you have additional questions after reading this material, you should contact American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

FREQUENTLY ASKED QUESTIONS

DEFINITIONS:

         "Cash Election Shares" are shares of F&M Bancorp common stock held by a stockholder who has elected to receive the Per Share Cash Consideration.

         "Closing Date" is the date on which the merger will be completed.

         "Election Deadline" is the last day on which your Election Form/Letter of Transmittal will be accepted by the Exchange Agent for a valid election. The Election Deadline is 5:00 P.M., New York City Time, on August 11, 2003.

         "Election Form/Letter of Transmittal" is the document F&M Bancorp stockholders must complete in order to elect to receive Mercantile common stock, cash or a combination of both in exchange for their shares of F&M Bancorp common stock. This document must be properly completed and returned to the Exchange Agent before the Election Deadline. The Election Form/Letter of Transmittal must be accompanied by the stockholder's F&M Bancorp stock certificate(s), unless shares are held in street name (i.e., through a broker) or book-entry (i.e. through F&M Bancorp's Dividend Reinvestment Plan (the "F&M Bancorp DRIP")).

         "Exchange Agent" is American Stock Transfer & Trust Company. As Exchange Agent, American Stock Transfer & Trust Company is responsible for handling the exchange of shares of F&M Bancorp common stock for Mercantile common stock and/or cash. American Stock Transfer & Trust Company is also responsible for collecting the Election Forms/Letter of Transmittals and calculating the final distribution of Mercantile common stock and cash.

         "Merger Consideration" is the Mercantile common stock, cash or combination of both to be received in exchange for shares of F&M Bancorp common stock in connection with the merger.

         "Non-Electing Shares" are shares of F&M Bancorp common stock held by a stockholder who has made no election with respect to such holder's F&M Bancorp common stock or whose election materials were not properly completed or timely received.

         "Per Share Cash Consideration" is the amount of cash to be received for each share of F&M Bancorp common stock being converted into cash.

         "Per Share Stock Consideration" is the number of shares of Mercantile common stock to be received for each share of F&M Bancorp common stock being converted into Mercantile stock.

         "SEC" is the Securities and Exchange Commission.

         "Stock Election Shares" are shares of F&M Bancorp common stock held by a stockholder who has elected to receive the Per Share Stock Consideration.

1.       WHY HAVE I BEEN SENT AN ELECTION FORM/LETTER OF TRANSMITTAL?

         F&M Bancorp and Mercantile Bankshares Corporation entered into an agreement and plan of merger dated as of March 13, 2003. Pursuant to the merger agreement, F&M Bancorp will merge with and into Mercantile, with Mercantile continuing as the surviving corporation, assuming all conditions to the merger agreement are satisfied or waived prior to the closing. It is expected that the closing will occur and the merger will become effective on or about August 12, 2003. The merger agreement is attached as Appendix A to the enclosed Proxy Statement-Prospectus. As a result of the merger, you, as an F&M Bancorp stockholder, have the option to elect to receive cash, Mercantile common stock, or a combination of cash and Mercantile common stock in exchange for your shares of F&M Bancorp common stock. Your ability to receive cash or Mercantile common stock may be limited as more fully described in answers to Questions 4-6 below.

2.       WHAT IS THE PURPOSE OF THE ELECTION FORM/LETTER OF TRANSMITTAL?

         The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election as to the form of payment for your F&M Bancorp shares. Second, it provides you with instructions on how to surrender your stock certificates in order to receive your payment.

3.       WHAT DO I DO WITH THE ELECTION FORM/LETTER OF TRANSMITTAL?

         The Election Form/Letter of Transmittal is divided into five sections, with corresponding instructions for completing each section.

         Complete, sign and date the Election Form/Letter of Transmittal and mail it to the Exchange Agent in the enclosed GREEN envelope along with your stock certificate(s) representing shares of F&M Bancorp common stock. By signing the Election Form/Letter of Transmittal, you agree to surrender your stock certificate(s) in exchange for cash, Mercantile common stock or a combination of cash and Mercantile common stock. You also confirm the tax identification number that has been provided on the Election Form/Letter of Transmittal is correct and that you have complied with all the requirements stated in the instructions. Please note that if your F&M Bancorp shares are held in a joint account, then signatures of both owners are required.

         Consistent with the terms of the merger agreement, the Election Form/Letter of Transmittal authorizes American Stock Transfer & Trust Company, as the Exchange Agent, to take all actions necessary to accomplish the delivery of the Mercantile stock certificates representing Mercantile common stock and/or cash in exchange for your F&M Bancorp shares.

         YOU MUST RETURN YOUR STOCK CERTIFICATE(S) REPRESENTING YOUR F&M BANCORP SHARES ALONG WITH THE ELECTION FORM/LETTER OF TRANSMITTAL IN THE ENCLOSED GREEN ENVELOPE. DO NOT SIGN THE BACK OF THE STOCK CERTIFICATE(S).

4. WHAT IS THE DEADLINE FOR COMPLETING THE ELECTION FORM/LETTER OF TRANSMITTAL AND SUBMITTING IT TO THE EXCHANGE AGENT?

         The Election Deadline is 5:00P.M. New York City Time on August 11, 2003. If you wish to choose the type of merger consideration you would prefer to receive in exchange for your shares of F&M Bancorp common stock, you must deliver a properly completed Election Form/Letter of Transmittal and your F&M Bancorp stock certificate(s) to the Exchange Agent before the Election Deadline.

         If you do not deliver your election materials to the Exchange Agent before the Election Deadline, you may receive Mercantile common stock, cash or a combination of both, depending on the elections made by other F&M Bancorp stockholders.

         You are reminded that, even though you may choose to receive a specific type of consideration in the merger, what you receive in the merger may be different, depending on the elections made by other F&M Bancorp stockholders.

5.       WHAT IF I FAIL TO MAKE AN ELECTION?

         If you do not elect to receive cash, Mercantile common stock or a combination of cash and Mercantile common stock or if you do not make a valid election, you will be deemed to have made a "non-election." If you are deemed to have made a non-election you will receive the Per Share Stock Consideration unless there is an oversubscription of the stock consideration, in which case you may receive the Per Share Cash Consideration for some or all your shares of F&M Bancorp common stock. Failure to send in the Election Form/Letter of Transmittal and related documents could delay your actual receipt of the merger consideration. Promptly following the effective time of the merger, American Stock Transfer & Trust Company will mail a letter of transmittal to any stockholder of record as of the effective time of the merger who has not returned an Election Form/Letter of Transmittal. A stockholder who has not completed and returned the Election Form/Letter of Transmittal should complete and return the letter of transmittal received after the effective time, together with his or her stock certificate(s), in order to receive the merger consideration.

6.       WHAT HAPPENS IF I MISS THE ELECTION DEADLINE?

         Missing the Election Deadline is the same as failing to make an election.

7.       DO I HAVE TO SEND IN MY F&M BANCORP STOCK CERTIFICATE(S)?

         Yes, whether you make the cash election, the stock election or a combination of both, you must return your F&M Bancorp stock certificate(s) with your completed Election Form/Letter of Transmittal.

8.       WHAT IF I CANNOT LOCATE MY STOCK CERTIFICATE(S)?

         If you cannot locate your stock certificate(s), you must contact F&M Bancorp's transfer agent, Wells Fargo Shareowner Services at 1-800-468-9716 (toll free), immediately for instructions on how to replace your lost stock certificate(s). If your replacement certificate(s) are not received by the Exchange Agent before the Election Deadline, you will be treated as if you did not make an election (see Question 5).

9.       WHAT WILL I RECEIVE IN THE MERGER?

         As a result of the merger your shares of F&M Bancorp common stock will be converted into either cash, shares of common stock of Mercantile, or a combination of cash and Mercantile common stock, subject to the election and allocation procedures described in the enclosed Proxy Statement-Prospectus.

10. HOW WILL THE PER SHARE CASH CONSIDERATION AND PER SHARE STOCK CONSIDERATION BE CALCULATED?

         The actual Per Share Stock Consideration and Per Share Cash Consideration to be paid to F&M Bancorp stockholders cannot be determined until the third day immediately prior to the effective time of the merger. We intend to announce these amounts when known. The Per Share Cash Consideration will be equal to the amount obtained by dividing the "Transaction Value" (as defined below) by the number of "Exchangeable Shares" (as defined below). In our discussion we also refer to that amount as the "Per Share Consideration."

         o        The "Transaction Value" is the dollar amount of the sum of:

                  (1) the product of (A) the aggregate number of shares
                      Mercantile will issue pursuant to the merger (which is the product of 1.2831 and 75% of the Exchangeable Shares) and
                      (B) the "Final Stock Price" (as defined below), and

                  (2) the aggregate amount of cash Mercantile will pay pursuant to the merger (which is the product of (A) 25% of the Exchangeable Shares and (B) $46.00). We refer to this aggregate amount of cash as the "Total Cash Amount."

         o The "Final Stock Price" is the average of the closing sale prices of Mercantile common stock as reported on Nasdaq during the ten consecutive trading days during which the shares of Mercantile common stock are traded on Nasdaq ending on the third calendar day immediately prior to the effective time of the merger. We refer to this ten trading-day period as the "Valuation Period."

         o The number of "Exchangeable Shares" is the total number of shares of F&M Bancorp common stock outstanding as of the close of business on the last day of the valuation period.

         The Per Share Stock Consideration is the number of shares of Mercantile common stock to be received for each share of F&M Bancorp common stock being converted into Mercantile stock.

         The formula described above is designed to substantially equalize the value of the consideration to be received for each share of F&M Bancorp common stock in the merger at the time the calculation is made, regardless of whether an F&M Bancorp stockholder elects to receive cash, Mercantile common stock, or a combination of cash and Mercantile common stock. This equalization mechanism was deemed to be desirable because the value of the Mercantile common stock will fluctuate. In order to ensure that the value of the consideration for each share of F&M Bancorp common stock is as equal as possible upon receipt by F&M Bancorp stockholders, regardless of the form of the consideration, the equalization mechanism is to be applied based on the Final Stock Price.

         THE MARKET VALUE OF MERCANTILE COMMON STOCK FLUCTUATES, AND THEREFORE ITS MARKET VALUE ON THE DATE THAT IT IS RECEIVED BY AN F&M BANCORP STOCKHOLDER WILL LIKELY DIFFER FROM THE MARKET VALUE OF MERCANTILE COMMON STOCK AT OTHER TIMES, INCLUDING ITS CURRENT MARKET VALUE.

         Please refer to page 29 and Appendix B of the enclosed Proxy Statement-Prospectus, dated June 30, 2003 for examples of how the value of the Merger Consideration may change depending on fluctuations in the price of Mercantile's common stock.

11. IF I CHOOSE TO EXCHANGE ALL MY F&M BANCORP SHARES FOR MERCANTILE COMMON STOCK, HOW MANY SHARES WILL I RECEIVE?

         The number of shares of Mercantile common stock you will receive in exchange for your F&M Bancorp shares (in the absence of any proration as described in Question 13 below) will be calculated by multiplying the Per Share Stock Consideration by the number of F&M Bancorp shares you own.

         If the conversion of your F&M Bancorp stock into Mercantile common stock results in a fractional share (for example, 1/2 of a share), the Exchange Agent will issue you a check for the value of this fractional interest. Fractional shares will not be issued in the merger.

12. IF I CHOOSE TO EXCHANGE ALL MY F&M BANCORP SHARES FOR CASH, HOW MUCH CASH WILL I RECEIVE?

         The amount of cash you will receive in exchange for your F&M Bancorp shares (in the absence of any proration as described in Question 13 below) will be calculated by multiplying the Per Share Cash Consideration by the number of F&M Bancorp shares you own.

13.      WILL I ALWAYS RECEIVE THE FORM OF CONSIDERATION I ELECT TO RECEIVE?

         No. A fixed number of shares of Mercantile common stock will be issued and a fixed amount of cash paid in the merger. Accordingly, there is no assurance that you will receive the form of consideration that you elect with respect to any or all shares of F&M Bancorp common stock you hold. If the elections of all of the F&M Bancorp stockholders result in an oversubscription of the pool of cash or Mercantile common stock, the Exchange Agent will allocate between cash and Mercantile common stock in the manner described below.

         OVERSUBSCRIPTION OF THE CASH CONSIDERATION. If the aggregate cash amount that would be paid upon the conversion in the merger of the Cash Election Shares is more than the Total Cash Amount, then:

         o all Stock Election Shares and Non-Electing Shares will be converted into the Per Share Stock Consideration;

         o the Exchange Agent will then select from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares such that the aggregate cash amount that will be paid in the merger equals as closely as possible the Total Cash Amount;

         o all shares selected by the Exchange Agent through the pro rata selection process described in the prior bullet point will be converted into the Per Share Stock Consideration; and

         o the Cash Election Shares that have not been selected by the Exchange Agent to be converted into the Per Share Stock Consideration will be converted into the Per Share Cash Consideration.

         OVERSUBSCRIPTION OF THE STOCK CONSIDERATION. If the aggregate cash amount that would be paid upon the conversion in the merger of the Cash Election Shares is less than the Total Cash Amount, then:

         o all Cash Election Shares will be converted into the Per Share Cash Consideration;

         o the Exchange Agent will then select from among the Non-Electing Shares and then, if necessary, from among the Stock Election Shares, by a pro rata selection process, a sufficient number of shares such that the aggregate cash amount that will be paid in the merger equals as closely as possible the Total Cash Amount;

         o all shares selected by the Exchange Agent through the pro rata selection process described in the prior bullet point will be converted into the Per Share Cash Consideration; and

         o the Stock Election Shares and Non-Electing Shares that have not been selected by the Exchange Agent to be converted into the Per Share Cash Consideration will be converted into the Per Share Stock Consideration.

         The allocation described above will be computed by the Exchange Agent within ten days after the Election Deadline, unless the merger has not been completed, in which case the allocation will be completed as soon as practicable after completion of the merger.

14.      WHEN WILL THE PER SHARE CONSIDERATION BE ANNOUNCED?

         The Per Share Consideration will not be known until the third day immediately prior to the effective time of the merger. Once the Per Share Consideration is determined, F&M Bancorp and Mercantile will issue a press release announcing the value of the merger consideration. You may obtain this information at the SEC website at www.sec.gov, on the F&M Bancorp website at www.fmbn.com, on the Mercantile website at www.mercantile.com or by calling the Exchange Agent at 1-877-248-6417 (toll free).

15.      HOW AND WHERE SHOULD I SEND MY SIGNED DOCUMENTS AND STOCK
         CERTIFICATE(S)?

         A GREEN envelope addressed to the Exchange Agent, American Stock Transfer & Trust Company, is enclosed with this package. Please use this GREEN envelope to return your Election Form/Letter of Transmittal, your F&M Bancorp stock certificate(s), if applicable, and any additional documentation that may be required to make your election complete. If you do not have the GREEN envelope, please mail all the requested documentation to: American Stock Transfer & Trust Company 59 Maiden Lane, New York, NY 10038. If you are mailing stock certificate(s), we recommend that you use Registered Mail, return receipt requested. PLEASE DO NOT RETURN ANY OF THESE DOCUMENTS TO MERCANTILE OR F&M BANCORP OR TO WELLS FARGO.

         Until your F&M Bancorp stock certificate(s) are actually delivered to the Exchange Agent, delivery is not effected, you hold title to the certificate(s) and you bear the risk of loss.

16.      ARE THERE ANY FEES ASSOCIATED WITH THE EXCHANGE OF MY F&M BANCORP
         SHARES?

         There are no fees associated with the exchange of your shares of F&M Bancorp common stock. You may incur fees if you need to replace missing stock certificate(s).

17.      HOW DO I CHANGE MY ADDRESS ON THE ELECTION FORM/LETTER OF TRANSMITTAL?

         You should cross out any incorrect address information that is printed on the Election Form/Letter of Transmittal in Section 1. Clearly print your correct address in the place beside the printed information. If you would like to receive your payment at a different address from that in Section 1, you must complete the requested information in Section 4 of the Election Form/Letter of Transmittal.

18.      WHAT DO I DO IF:

         o        I want to change the name on my account?

         o        I want to have my check made payable to someone else?

         o        The owner or co-owner of the shares is deceased?

         Please complete Section 3 of the Election Form/Letter of Transmittal in order to transfer the Mercantile common stock or cash that you receive in the exchange of your shares of F&M Bancorp common stock in connection with the merger to someone else. You will be responsible for any taxes arising from any of those changes. For more information, refer to the instructions below for completing Section 3.

19.      CAN I CHANGE OR REVOKE MY ELECTION?

         Yes. You can change or revoke your election by giving written notice to the Exchange Agent at American Stock Transfer & Trust Company, prior to 5:00 P.M., New York City Time, on August 11, 2003. AFTER THIS DATE, YOU MAY NOT CHANGE OR REVOKE ANY ELECTION YOU HAVE MADE WITH RESPECT TO THE CONSIDERATION YOU WISH TO RECEIVE IN THE MERGER, UNLESS THE EFFECTIVE DATE OF THE MERGER DOES NOT OCCUR BY AUGUST 31, 2003. IF THE EFFECTIVE DATE OF THE MERGER DOES NOT OCCUR BY AUGUST 31, 2003, YOU MAY REVOKE YOUR ELECTION AT ANY TIME AFTER THAT DATE AND PRIOR TO THE EFFECTIVE DATE OF THE MERGER, BY GIVING WRITTEN NOTICE TO THE EXCHANGE AGENT. IF YOU REVOKE YOUR ELECTION, YOUR SHARES OF F&M BANCORP COMMON STOCK WILL BE TREATED AS IF A NON-ELECTION WAS MADE WITH RESPECT TO THEM.

20. I AM A PARTICIPANT IN THE F&M BANCORP DRIP AND HOLD SHARES IN CERTIFICATE FORM. WHAT DO I DO WITH THE ELECTION FORM/LETTER OF TRANSMITTAL?

         Section 1 -- "About You and Your Shares" of your Election Form/Letter of Transmittal indicates the number of shares you own in certificate form and the number of book-entry shares you own in the F&MBancorp DRIP. You complete, sign and date your Election Form/Letter of Transmittal (see Question 3). Whether you elect to receive Mercantile common stock, cash or a combination of both, you will receive Merger Consideration based on the total number of F&MBancorp shares you own. Any shares of Mercantile common stock you receive in the merger will be issued in certificated form.

21. ALL OF MY F&M BANCORP SHARES ARE IN THE F&M BANCORP DRIP AND I HOLD NO CERTIFICATES. DO I STILL HAVE TO MAKE AN ELECTION AND RETURN THE ELECTION FORM/LETTER OF TRANSMITTAL?

         Yes. If you wish to make an election for shares of Mercantile common stock, cash or a combination of both for the F&M Bancorp shares you hold in the F&M Bancorp DRIP, you must complete and return the Election Form/Letter of Transmittal prior to the Election Deadline. If you do not return the Election Form, you will be treated as if you did not make an election (see Question 5).

22. IF THE MERGER DOES NOT CLOSE HOW WILL I GET MY STOCK CERTIFICATES BACK FROM THE EXCHANGE AGENT?

         If the merger does not close, the Exchange Agent will promptly return your F&M Bancorp stock certificate(s) to you. There will be no fees associated with the return of your shares of F&M Bancorp stock certificate(s).

23.      WHO DO I CALL IF I HAVE ADDITIONAL QUESTIONS?

         You may contact American Stock Transfer & Trust Company, the Exchange Agent, at 1-877-248-6417 (toll free).

--------------------------------------------------------------------------------

                           INSTRUCTIONS FOR COMPLETING
                     THE ELECTION FORM/LETTER OF TRANSMITTAL
--------------------------------------------------------------------------------

         These instructions are for the accompanying Election Form/Letter of Transmittal for the registered stockholders of F&M Bancorp. All elections are subject to the merger agreement that was furnished to stockholders as Appendix A of the enclosed Proxy Statement-Prospectus dated June 30, 2003. The merger is expected to close on or about August 12, 2003.

         We cannot guarantee that you will receive the form of payment that you elect. We do intend to honor effective elections to the maximum extent possible. It is very important that you complete, sign and return the Election Form/Letter of Transmittal before the Election Deadline, which is 5:00 P.M., New York City Time, on August 11, 2003. Please use the enclosed GREEN envelope, addressed to American Stock Transfer & Trust Company to return the Election Form/Letter of Transmittal, together with all of your F&M Bancorp stock certificates. All stock certificates must be submitted no matter what election you make. If some of your shares are held by a broker, bank or other nominee, please consult with your broker, bank or other nominee on what to do with those shares. If you own shares through the F&MBancorp DRIP, please see questions 20 and 21 in the accompanying Frequently Asked Questions.

SECTION 1.         ABOUT YOU AND YOUR SHARES

         Section 1 of the Election Form/Letter of Transmittal shows your Taxpayer Identification Number (TIN) and the number and type of shares owned by you as reflected in the records of F&M Bancorp at the time of mailing of these instructions.

         If your F&M Bancorp stock certificate(s) is lost, please contact F&M Bancorp's transfer agent, Wells Fargo Shareowner Services at 1-800-468-9716 (toll free), immediately for instructions on how to replace your F&M Bancorp stock certificate(s).

         Cross out any incorrect address information that is printed in this area on the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information.


SECTION 2.         ELECTION OPTIONS AND REQUIRED SIGNATURES

         The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your shares of F&M Bancorp common stock. For more information, please refer to the Proxy Statement-Prospectus dated June 30, 2003. Regardless of the option you choose, your stock certificate(s) OR notice of guaranteed delivery must be returned with the Election Form/Letter of Transmittal for your election to be valid. If you do not hold shares in certificate form, you are still required to complete and return the Election Form/Letter of Transmittal.

         Any disputes regarding your election or the elections made by other F&M Bancorp stockholders will be resolved by Mercantile or, if authorized by Mercantile, the Exchange Agent, and its decision will be final for all parties concerned. Mercantile or, if authorized by Mercantile, the Exchange Agent, has the absolute right to reject any and all Election Forms/Letters of Transmittal which it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Election Form/Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

A.       PAYMENT OPTIONS

         Select from the following options:

         1. THE CASH ELECTION.

         2. THE STOCK ELECTION.

         3. A COMBINATION OF THE CASH ELECTION AND THE STOCK ELECTION.

         If you select option 3 you must write in the number of shares of F&M Bancorp common stock for which you want the cash election and the remainder of your shares, if any, will be exchanged for the stock election.

B.       REQUIRED SIGNATURES

         ALL INDIVIDUALS LISTED ON THE ACCOUNT MUST SIGN THE ELECTION FORM/LETTER OF TRANSMITTAL. Please be sure to include your daytime telephone number.

C.       W-9 CERTIFICATION

         Certify that the Taxpayer Identification Number (TIN) printed on the front of the form is correct by writing it in the space provided in Section 1. Regardless of whether you have previously furnished a TIN, Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the W-9 Certification.

         If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Election Form/Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the F&M Bancorp shares.

         UNLESS THERE ARE SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, OR YOU ARE REPORTING LOST, STOLEN OR DESTROYED CERTIFICATES, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

         1. Verify the election you have chosen;

         2. Sign, date and include your daytime phone number;

         3. Verify the SSN or TIN printed on the form and sign the W-9 Certification; and

         4. Include your F&M Bancorp stock certificate(s), if applicable, along with the Election Form/Letter of Transmittal in the enclosed GREEN envelope.


SECTION 3.         SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

         If you want your shares of Mercantile common stock registered in or your check made payable to a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

         First, print the name(s) and address(es) of the person(s) to receive the shares of Mercantile common stock in the space provided under Special Transfer or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your F&M Bancorp stock certificate(s), if applicable, and your Election Form/Letter of Transmittal.

         NAME CHANGE DUE TO MARRIAGE OR TRANSFER OF OWNERSHIP TO ANOTHER
INDIVIDUAL:

         1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

         2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for more detailed information.

         STOCKHOLDER WHOSE NAME IS PRINTED ON THE ELECTION FORM/LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

         1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

         2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

         3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for more detailed information.

         THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR ONLY:

         1. Provide a certified (under raised seal) copy of death certificate.

         2. Survivor's signature (signature guarantee is not necessary in this case).

         3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for more detailed information.

         THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR AND ADDING A NAME:

         1. Provide a certified (under raised seal) copy of death certificate.

         2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

         3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for more detailed information.

         THE ACCOUNT IS A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

         1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

         2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

         3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for more detailed information.

         IF THE REQUEST IS BEING MADE BY THE MINOR WHO HAS NOW REACHED THE AGE OF MAJORITY:

         1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

         2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for more detailed information.

         YOU WANT TO HAVE THE ACCOUNT REGISTERED IN THE NAME OF A TRUST:

         1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

         2. Provide a copy of the first and last pages of the trust agreement.

         3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for more detailed information.

         If your circumstances differ from those listed above, or if you have any other questions, please contact American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).


SECTION 4.         SPECIAL DELIVERY INSTRUCTIONS

         Complete this area only if you want the stock certificate(s) of Mercantile common stock and/or check resulting from your election to be delivered to an address other than the one printed in Section 1 on the Election Form/Letter of Transmittal.

         Note: Your address of record will not be affected by completing this section.


SECTION 5.         NOTICE OF GUARANTEED DELIVERY

         Complete this area if you are not delivering your stock certificate(s) with the Election Form/Letter of Transmittal and will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificate(s) for shares of F&M Bancorp common stock are not immediately available or who cannot deliver their certificate(s) for shares of F&M Bancorp common stock to American Stock Transfer & Trust Company on or prior to the Election Deadline or for book-entry confirmation may make an effective election for their F&M Bancorp common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by American Stock Transfer & Trust Company on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered shares of F&M Bancorp common stock or book-entry confirmations, as the case may be, together with a properly completed and duly executed Election Form/Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other documents required by this Election Form/Letter of Transmittal, must be received by American Stock Transfer & Trust Company within three Nasdaq trading days after the Election Deadline. Please read the Notice of Guaranteed Delivery for more information.

                              DELIVERY INSTRUCTIONS

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                   For information (toll free): 1-877-248-6417



                       BY MAIL, HAND OR OVERNIGHT COURIER:

                       American Stock Transfer & Trust Co.
                                 59 Maiden Lane
                               New York, NY 10038



                           BY FACSIMILE TRANSMISSION:

                       American Stock Transfer & Trust Co.
                                 (718) 234-5001



                       TO CONFIRM FACSIMILE TRANSMISSIONS:
                        (For Eligible Institutions Only)
                                 1-877-248-6417










--------------------------------------------------------------------------------
   THE ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 11, 2003.
--------------------------------------------------------------------------------

                          NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                                       OF
                            SHARES OF COMMON STOCK OF
                                   F&M BANCORP

         This form or a facsimile hereof must be used in connection with your election if:

         (a) certificates for shares of common stock of F&M Bancorp are not immediately available;

         (b) the procedure for book-entry transfer cannot be completed on a timely basis; or

         (c) the Election Form/Letter of Transmittal and all other required documents cannot be delivered to American Stock Transfer & Trust Company, the Exchange Agent, prior to 5:00 P.M., New York City Time, on August 11, 2003 - the Election Deadline.

         This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the American Stock Transfer & Trust Company, the Exchange Agent.

                             THE EXCHANGE AGENT IS:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                   For information (toll free): 1-877-248-6417


                       BY MAIL, HAND OR OVERNIGHT COURIER:

                       American Stock Transfer & Trust Co.
                                 59 Maiden Lane
                               New York, NY 10038


                           BY FACSIMILE TRANSMISSION:

                       American Stock Transfer & Trust Co.
                                 (718) 234-5001


                       TO CONFIRM FACSIMILE TRANSMISSIONS:
                        (For Eligible Institutions Only)

                                 1-877-248-6417


         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on an Election Form/Letter of Transmittal is required to be guaranteed by an "eligible instruction" under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form/Letter of Transmittal.

Ladies and Gentleman:

         The undersigned hereby surrenders to American Stock Transfer & Trust Company, the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instructions, receipt of which are hereby acknowledged, the number of shares of common stock of F&M Bancorp specified below pursuant to the guaranteed delivery procedure set forth below.

                                                                                        SIGN HERE
Please type or print)
Certificate Nos. (if available): _________________________      __________________________________________________________
Number of
shares:  _________________________________________________      __________________________________________________________
                                                                                       Signature(s)

__________________________________________________________      Dated ____________________________________________________
                       Name(s)

__________________________________________________________      [ ] Check here if shares will be tendered by book-entry
                       Address                                  transfer and fill in the information below:

__________________________________________________________      The Depository Trust Company

                                                                DTC Account Number: ______________________________________
__________________________________________________________
          Area Code(s) and Telephone Number(s)                  Transaction Code Number: _________________________________


                          GUARANTEED DELIVERY PROCEDURE

         In order for an election to be effective, American Stock Transfer & Trust Company, the Exchange Agent, must receive a properly completed Election Form/Letter of Transmittal, accompanied by certificate(s) representing shares of common stock of F&M Bancorp currently held by you (or a proper guarantee of delivery, as described below), no later than 5:00 P.M., New York City Time, on August 11, 2003. Persons whose certificate(s) are not immediately available also may make an election by completing the Election Form/Letter of Transmittal (or a facsimile thereof) and submitting it to the Exchange Agent by the Election Deadline and by having a Guaranty of Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (subject to the condition that the certificate(s), the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later that 5:00 P.M., New York City Time, on the third Nasdaq trading day after the Election Deadline (the "Guaranteed Delivery Deadline")).

         If the Exchange Agent does not receive a properly completed Election Form/Letter of Transmittal, accompanied by all stock certificate(s), by the Election Deadline (unless a Guaranty of Delivery has been properly completed and delivered by the Election Deadline and such certificate(s) are received by the Exchange Agent by the Guaranteed Delivery Deadline), the stockholder's shares of F&M Bancorp common stock will be treated as if a non-election was made with respect to them.

                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION", AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ELECTION FORM/LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS ALL BY THE GUARANTEED DELIVERY DEADLINE.

         The Eligible Institution that completes this Form must communicate the guarantee to the Exchange Agent and must deliver the Election Form/Letter of Transmittal and certificate(s) representing shares of F&M Bancorp common stock to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.


     AUTHORIZED SIGNATURE: ________________________________________________


     NAME: ________________________________________________________________
                                   (PLEASE PRINT)


     TITLE: _______________________________________________________________


     NAME OF FIRM: ________________________________________________________


     ADDRESS: _____________________________________________________________


     ______________________________________________________________________
                              (INCLUDING ZIP CODE)


     AREA CODE AND TELEPHONE NUMBER: ______________________________________


     DATE: ________________________________________________________________

                                   F&M BANCORP


--------------------------------------------------------------------------------
   THE ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 11, 2003.
--------------------------------------------------------------------------------


To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

         F&M Bancorp and Mercantile Bankshares Corporation entered into an agreement and plan of merger dated as of March 13, 2003. Pursuant to the merger agreement, F&M Bancorp will merge with and into Mercantile, with Mercantile continuing as the surviving corporation, assuming all conditions to the merger agreement are satisfied or waived prior to the closing. It is expected that the closing will occur and the merger will become effective on or about August 12, 2003.

         Stockholders of F&M Bancorp may make the election described below at any time before the Election Deadline, which is 5:00 P.M., New York City Time, on August 11, 2003.

         Under the terms of the merger agreement, which are explained more fully in the Proxy Statement-Prospectus dated June 30, 2003 (a copy of which is enclosed), F&M Bancorp stockholders may elect to exchange their F&M Bancorp shares for Mercantile common stock, cash or a combination of both. Please note that, a fixed number of shares of Mercantile common stock will be issued and a fixed amount of cash paid in the merger. Accordingly, there is no assurance that F&M Bancorp stockholders will receive the form of consideration that they elect with respect to any or all shares of F&M Bancorp common stock they hold. As a result, even if an F&M Bancorp stockholder makes the all cash election or the all stock election, such holder may nevertheless receive a combination of cash and stock. F&M Bancorp stockholders who hold shares through you or your nominee may make an election only by instructing you to complete and deliver the enclosed Election Form. If a stockholder does not instruct you to complete and deliver a valid Election Form, the stockholder's shares of F&M Bancorp common stock will be treated as if a non-election was made with respect to them.

         For your information we are enclosing the following documents:

         o An ELECTION FORM/LETTER OF TRANSMITTAL and accompanying INSTRUCTION BOOKLET for your use (manually signed facsimile copies of the Election Form/Letter of Transmittal may be used by you to surrender shares).

         o A NOTICE OF GUARANTEED DELIVERY to be delivered with the completed Election Form/Letter of Transmittal if none of the procedures for delivering the necessary certificate(s) representing F&M Bancorp common shares can be completed before the Election Deadline.

         O GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER OF SUBSTITUTE FORM W-9.

         o A proposed CLIENT LETTER which you may wish to use to obtain instructions from your clients.

         o        The PROXY STATEMENT-PROSPECTUS dated June 30, 2003.


--------------------------------------------------------------------------------
YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 11, 2003.
--------------------------------------------------------------------------------

         For an election to be valid, a duly executed and properly completed Election Form/Letter of Transmittal (or a manually signed facsimile thereof) including any required signature guarantees and any other documents must be sent to American Stock Transfer & Trust Company, the Exchange Agent, together with either certificate(s) representing surrendered shares of F&M Bancorp common stock or timely confirmation of their book-entry transfer, in accordance with the instructions contained in the Election Form/Letter of Transmittal and the accompanying Instruction Booklet. The delivery of the Election Form/Letter of Transmittal and certificate(s) representing surrendered shares of F&M Bancorp common stock enclosed therewith will only be effected, and the risk of loss and title to the certificate(s) will pass, only when such materials are properly delivered and actually received by American Stock Transfer & Trust Company, the Exchange Agent.

         Stockholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to American Stock Transfer & Trust Company, or have not completed the procedures for book-entry transfer, prior to the Election Deadline must surrender their shares of F&M Bancorp common stock according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

         No fees or commissions will be payable by Mercantile or any officer, director, stockholder, agent or other representative of Mercantile to any broker, dealer or other person for soliciting the surrender of shares of F&M Bancorp common stock (other than fees paid to the Exchange Agent for its services in connection with the election and exchange process).

         Any inquiries you may have with respect to the election should be addressed to: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038; Phone 1-877-248-6417 (toll free).

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF F&M BANCORP, MERCANTILE BANKSHARES CORPORATION, AMERICAN STOCK TRANSFER & TRUST COMPANY OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                   F&M BANCORP


--------------------------------------------------------------------------------
   THE ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 11, 2003.
--------------------------------------------------------------------------------


To Our Clients:

         F&M Bancorp and Mercantile Bankshares Corporation entered into an agreement and plan of merger dated as of March 13, 2003. Pursuant to the merger agreement, F&M Bancorp will merge with and into Mercantile, with Mercantile continuing as the surviving corporation, assuming all conditions to the merger agreement are satisfied or waived prior to the closing. It is expected that the closing will occur and the merger will become effective on or about August 12, 2003.

         Stockholders of F&M Bancorp may make the election described below at any time before the Election Deadline, which is 5:00 P.M., New York City Time, on August 11, 2003.

ELECTION OPTIONS

         Stockholders of F&M Bancorp have the right to elect to receive when the merger becomes effective, in exchange for their shares of F&M Bancorp common stock, cash, shares of Mercantile common stock or a combination of both. (For defined terms, please refer to the enclosed Proxy Statement-Prospectus dated June 30, 2003.) Under the terms of the merger agreement, stockholders of F&M Bancorp have the following options:

         1. CASH ELECTION. If you elect to receive cash for some or all of your shares you will receive the Per Share Cash Consideration in respect of that portion of your shares of F&M Bancorp common stock equal to your cash election, subject to the allocation mechanism described below.

         2. STOCK ELECTION. If you elect to receive Mercantile common stock for some or all of your shares you will receive the Per Share Stock Consideration in respect of that portion of your shares of F&M Bancorp common stock equal to your stock election, subject to the allocation mechanism described below.

         3. COMBINATION ELECTION. You may elect to receive the cash election for some of your shares of F&M Bancorp common stock and the stock election for your remaining shares of F&M Bancorp common stock.

         4. NON-ELECTION. If you do not elect to receive cash, Mercantile common stock or a combination of cash and Mercantile common stock or if you do not make a valid election, you will be deemed to have made a "non-election." If you are deemed to have made a non-election you will receive the Per Share Stock Consideration unless there is an oversubscription of the stock consideration, in which case you may receive the Per Share Cash Consideration for some or all your shares of F&M Bancorp common stock.

         BECAUSE WE ARE THE HOLDER OF RECORD FOR YOUR SHARES, ONLY WE CAN MAKE AN ELECTION FOR YOU IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE INSTRUCT US ON THE ATTACHED FORM REGARDING THE TYPE OF MERGER CONSIDERATION YOU ELECT TO RECEIVE IN EXCHANGE FOR YOUR F&M BANCORP SHARES.

OVERSUBSCRIPTION OF CASH OR SHARES

         A fixed number of shares of Mercantile common stock will be issued and a fixed amount of cash paid in the merger. Accordingly, there is no assurance that you will receive the form of consideration that you elect with respect to any or all shares of F&M Bancorp common stock you hold. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a combination of cash and stock. For a description of the procedures to be followed by the Exchange Agent if there is an oversubscription of cash or stock consideration, please refer to the section entitled "The Merger - Allocation" beginning on page 32 of the enclosed Proxy Statement-Prospectus.

REVOCATION

         To revoke or change your election, you must notify us as soon an possible so that we can appropriately notify the Exchange Agent prior to the Election Deadline. After the Election Deadline, you may not change or revoke any election you have made with respect to the consideration you wish to receive in the merger, unless the effective date of the merger does not occur by August 31, 2003. If the effective date of the merger does not occur by August 31, 2003, you may revoke your election at any time after that date and prior to the effective date of the merger, by giving us written notice. If you revoke your election, your shares of F&M Bancorp common stock will be treated as if a non-election was made with respect to them. If you miss the Election Deadline and we are unable to comply with the election procedures, your shares of F&M Bancorp common stock will be treated as if a non-election was made with respect to them.

PLEASE NOTE THE FOLLOWING:

         o The Election Deadline is 5:00 P.M., New York City Time, on August 11, 2003. We MUST receive your completed instructions no later than 5:00 P.M., New York City Time, on August 11, 2003 in order for us to act upon your instructions in a timely manner.

         o The Per Share Consideration will not be known until the third day immediately prior to the effective time of the merger. Once the Per Share Consideration is determined, F&M Bancorp and Mercantile will issue a press release announcing the value of the merger consideration. You may obtain this information at the SEC website at www.sec.gov, on the F&M Bancorp website at www.fmbn.com, on the Mercantile website at www.mercantile.com or by calling the Exchange Agent at 1-877-248-6417 (toll free).

         o If you miss the Election Deadline and we are unable to comply with the election procedures, your shares of F&M Bancorp common stock will be treated as if a non-election was made with respect to them.


         PLEASE PROVIDE YOUR SIGNED INSTRUCTIONS BELOW AND RETURN TO US,
               NOT THE EXCHANGE AGENT, IN THE ENCLOSED ENVELOPE:

--------------------------------------------------------------------------------
                                ELECTION OPTIONS
--------------------------------------------------------------------------------

[ ]      Cash Election-- Exchange all F&M Bancorp shares for cash

[ ] Stock Election-- Exchange all F&M Bancorp shares for Mercantile common stock

[ ] Combination Election-- Exchange _____ F&M Bancorp shares for the Cash Election and the balance for the Stock Election.

         IF NONE OF THESE OPTIONS IS CHOSEN, YOUR SHARES WILL BE TREATED AS NON-ELECTING SHARES.

Account Number ___________________________


  Signature of Account       Signature of Account holder        Area Code and
        holder                   (if joint account)           Daytime Phone No.

_______________________    ______________________________   ____________________

--------------------------------------------------------------------------------

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING ACCOUNT HOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

         If you have any questions, please contact your broker or financial advisor directly, or alternatively contact the Exchange Agent, American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

--------------------------------------------------------------------------------
   THE ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 11, 2003.
--------------------------------------------------------------------------------

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------------------------------------------------------------------------
                                    GIVE THE                                                           GIVE THE EMPLOYER
                                    SOCIAL SECURITY                                                    IDENTIFICATION
FOR THIS TYPE OF ACCOUNT            NUMBER OF--                      FOR THIS TYPE OF ACCOUNT          NUMBER OF--
------------------------------------------------------------------------------------------------------------------------------------
1. An individual's account          The individual                   7. Sole proprietorship            The owner(4) account

2. Two or more individuals          The actual owner of the          8. A valid trust, estate, or      The legal entity(5)
   (joint account)                  account or, if combined             pension trust
                                    funds, the first individual
                                    on the account(1)                9. Corporate account              The corporation

3. Custodian account of a           minor(2)                         10. Association, club,            The organization
   minor (Uniform Gift to                                                religious, charitable,
   Minors Act)                                                           educational or other
                                                                         tax-exempt organization
4. Account in the name of           The ward, minor or
   guardian or committee            incompetent person(3)            11. Partnership account held      The partnership
   for a designated ward,                                                in the name of the
   minor, or incompetent                                                 business
   person
                                                                     12. A broker or registered        The broker or nominee
5. a. The usual revocable           The grantor-trustee(1)               nominee
      savings trust account
      (grantor is also                                               13. Account with the              The public entity
      trustee)                                                           Department Agriculture in
                                                                         the name of a public
   b. So-called trust               The actual owner(1)                  entity (such as a State
      account that is not                                                or local government,
      a legal or valid                                                   school district, or
      trust under State law                                              prison) that receives
                                                                         agricultural program
                                                                         payments
6. Sole proprietorship account      The owner(4)

------------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.
(4) Show the individual name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

   If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card at your local office of the Social Security Administration or Form SS-4, Application for Employer Identification Number at your local office of the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

   Payees specifically exempted from backup withholding on ALL payments include the following:

o An organization exempt from tax under Section 501(a), or an individual retirement plan;
o The United States or any agency or instrumentality thereof;
o A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof;
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof; or
o An international organization, or any agency or instrumentality thereof.

   Other payees that may be exempt from backup withholding include the following:

o A corporation;
o A financial institution;
o A registered dealer in securities or commodities registered in the United States or a possession of the United States.
o A real estate investment trust;
o A common trust fund operated by a bank under Section 584(a);
o An entity registered at all times under the Investment Company Act of 1940;
o A foreign central bank of issue;
o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1);
o A futures commission merchant registered with the Commodities Futures Trading Commission; or
o A middleman known in the investment community as a nominee or custodian.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under Section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o Payments made by certain foreign organizations.
o Payments made to a nominee.

   Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt interest dividends under section 852).
o Payments described in section 6049(b)(5) to nonresident aliens.
o Payments on tax-free covenant bonds under section 1451.
o Payments made by certain foreign organizations.
o Payments made to a nominee.

   Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 2 OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

   PRIVACY ACT NOTICE - Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Effective January 1, 2002, payers must generally withhold the applicable backup withholding rate on payments of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                         Wells Fargo Shareowner Services
                             161 N. Concord Exchange
                              S. St. Paul MN 55075

                                  July 2, 2003

To the Participants of the F&M Bancorp Employee Stock Purchase Plan (the
"ESPP"):

         F&M Bancorp and Mercantile Bankshares Corporation entered into an agreement and plan of merger dated as of March 13, 2003. Pursuant to the merger agreement, F&M Bancorp will merge with and into Mercantile, with Mercantile continuing as the surviving corporation, assuming all conditions to the merger agreement are satisfied or waived prior to the closing. It is expected that the closing will occur and the merger will become effective on or about August 12, 2003.

         The Election Deadline is at 5:00 P.M., New York City Time, on August 11, 2003. Our Processing Deadline for the election is 5:00 P.M., New York City Time, on August 7, 2003. THEREFORE, WE MUST RECEIVE YOUR COMPLETED INSTRUCTIONS NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 7, 2003 IN ORDER FOR US TO ACT UPON YOUR INSTRUCTIONS IN A TIMELY MANNER.

ELECTION OPTIONS

         You have the right to elect to receive when the merger becomes effective, in exchange for your shares of F&M Bancorp common stock, cash, shares of Mercantile common stock or a combination of both. (For defined terms, please refer to the enclosed Proxy Statement - Prospectus dated June 30, 2003.) Under the terms of the merger agreement, you have the following options:

         1. CASH ELECTION. If you elect to receive cash for some or all of your shares you will receive the Per Share Cash Consideration in respect of that portion of your shares of F&M Bancorp common stock equal to your cash election, subject to the allocation mechanism described below.

         2. STOCK ELECTION. If you elect to receive Mercantile common stock for some or all of your shares you will receive the Per Share Stock Consideration in respect of that portion of your shares of F&M Bancorp common stock equal to your stock election, subject to the allocation mechanism described below.

         3. COMBINATION ELECTION. You may elect to receive the cash election for some of your shares of F&M Bancorp common stock and the stock election for your remaining shares of F&M Bancorp common stock.

         4. NON-ELECTION. If you do not elect to receive cash, Mercantile common stock or a combination of cash and Mercantile common stock or if you do not make a valid election, you will be deemed to have made a "non-election." If you are deemed to have made a non-election you will receive the Per Share Stock Consideration unless there is an oversubscription of the stock consideration, in which case you may receive the Per Share Cash Consideration for some or all your shares of F&M Bancorp common stock.

         BECAUSE WE ARE THE HOLDER OF RECORD FOR YOUR SHARES, ONLY WE CAN MAKE AN ELECTION FOR YOU IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE INSTRUCT US ON THE ATTACHED ELECTION FORM REGARDING THE TYPE OF MERGER CONSIDERATION YOU ELECT TO RECEIVE IN EXCHANGE FOR YOUR F&M BANCORP SHARES.

         In order to ensure that your instructions to Wells Fargo remain confidential, please return the Election Form directly to Wells Fargo. Your instructions to Wells Fargo will be kept confidential.

OVERSUBSCRIPTION OF CASH OR SHARES

         A fixed number of shares of Mercantile common stock will be issued and a fixed amount of cash paid in the merger. Accordingly, there is no assurance that you will receive the form of consideration that you elect with respect to any or all shares of F&M Bancorp common stock you hold. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a combination of cash and stock. For a description of the procedures to be followed by the Exchange Agent if there is an oversubscription of cash or stock consideration, please refer to the section entitled "The Merger - Allocation" beginning on page 32 of the enclosed Proxy Statement - Prospectus.

REVOCATION

         To revoke or change your election, you must notify us prior to our Processing Deadline. After our Processing Deadline, you may not change or revoke any election you have made with respect to the consideration you wish to receive in the merger, unless the effective date of the merger does not occur by August 31, 2003. If the effective date of the merger does not occur by August 31, 2003, you may revoke your election at any time after that date and prior to the effective date of the merger, by giving us written notice. If you revoke your election, your shares of F&M Bancorp common stock will be treated as if a non-election was made with respect to them.

PLEASE NOTE THE FOLLOWING:

          o We MUST receive your completed instructions no later than 5:00 P.M., New York City Time, on August 7, 2003 in order for us to act upon your instructions in a timely manner.

          o The Per Share Consideration will not be known until the third day immediately prior to the effective time of the merger. Once the Per Share Consideration is determined, F&M Bancorp and Mercantile will issue a press release announcing the value of the merger consideration. You may obtain this information at the SEC website at www.sec.gov, on the F&M Bancorp website at www.fmbn.com, on the Mercantile website at www.mercantile.com or by calling the Exchange Agent, American Stock Transfer & Trust Company, at 1-877-248-6417 (toll free).

          o If you miss our Processing Deadline and we are unable to comply with the Election Deadline, your shares of F&M Bancorp common stock will be treated as if a non-election was made with respect to them. If you previously signed and returned an Election Form/Letter of Transmittal in connection with shares of F&M Bancorp common stock held by you OUTSIDE your ESPP account, you MUST still complete the Election Form and return it to Wells Fargo in order to make an election with regard to shares of F&M Bancorp common stock held by you in your ESPP account.

         If you have any questions, with regard to the merger or the election process, please contact the Exchange Agent, American Stock Transfer & Trust Company at 1-877-248-6417 (toll free).

         If you have any questions with regard to your shares of F&M Bancorp common stock held by Wells Fargo in the ESPP, please call Wells Fargo Shareholder Services at 1-800-468-9716 (toll free).

Sincerely,




Wells Fargo Shareowner Services
Administrator of the
F&M Bancorp
Employee Stock Purchase Plan

                                  ELECTION FORM



         PLEASE PROVIDE YOUR SIGNED INSTRUCTIONS BELOW AND RETURN TO US,
               NOT THE EXCHANGE AGENT, IN THE ENCLOSED ENVELOPE:


--------------------------------------------------------------------------------
                                ELECTION OPTIONS
--------------------------------------------------------------------------------

[ ]   Cash Election-- Exchange all F&M Bancorp shares for cash

[ ] Stock Election-- Exchange all F&M Bancorp shares for Mercantile common stock

[ ] Combination Election-- Exchange _____ F&M Bancorp shares for the Cash Election and the balance for the Stock Election.



         IF NONE OF THESE OPTIONS IS CHOSEN, YOUR SHARES WILL BE TREATED
                            AS NON-ELECTING SHARES.



------------------------------------------------       -------------------------
Signature                                              Date

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
         YOUR PROMPT ACTION IS REQUIRED. WE MUST RECEIVE YOUR COMPLETED
          INSTRUCTIONS NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON
AUGUST 7, 2003 IN ORDER FOR US TO ACT UPON YOUR INSTRUCTIONS IN A TIMELY MANNER.
--------------------------------------------------------------------------------